Exhibit 10.12(b)

          AMENDED AND RESTATED SEVERANCE AGREEMENT


      THIS AMENDED AND RESTATED SEVERANCE AGREEMENT (the "Agreement") is made and entered into as of this 20th day of January, 1999 (the "Effective Date"), by and between ATLANTIC COAST AIRLINES HOLDINGS, INC., a Delaware corporation ("ACAH"), ATLANTIC COAST AIRLINES, a California corporation ("ACA") (ACAH and ACA are herein collectively referred to as the "Company") and KERRY B. SKEEN ("Skeen").

                      WITNESSETH THAT:

      WHEREAS, Skeen is currently employed by the Company as Chief Executive Officer and President, and in connection with such employment entered into a Severance Agreement (dated October 16, 1991), as amended (April 28, 1994, April 27, 1995 and October 16, 1996), with the Company; and

     WHEREAS, the Company wishes to assure itself of the continued services of Skeen; and

      WHEREAS, the Board of Directors of the Company has determined that the best interests of the Company would be served by entering into this amended and restated Agreement with Skeen; and

     WHEREAS, this Amended and Restated Severance Agreement is intended to correct and restate the Severance Agreement dated July 20, 1998;

      NOW, THEREFORE, the parties, for and in consideration of the mutual and reciprocal covenants and agreements hereinafter contained, and intending to be legally bound hereby, do contract and agree as follows:

     1. Employment: Company hereby employs Skeen and Skeen hereby accepts employment by Company and agrees to perform his duties and responsibilities hereunder upon all of the terms and conditions as are hereinafter set forth.

      2. Duties: Skeen shall serve in the capacities of Chief Executive Officer and President of the Company and of any other entity(ies) to which the Company's obligations under this Agreement shall be assigned pursuant to Paragraph
11. Skeen shall be responsible for supervising and directing all operations of the Company. All other officers of the Company shall report to Skeen except the Chairman of the Board of Directors (to the extent such person is deemed to be an officer). Skeen shall otherwise be responsible for carrying out all duties assigned to the President by the Company's Board of Directors and under ACAH's and ACA's Bylaws. The Company shall use its good faith efforts to ensure that Skeen continues to serve as a member of the Company's Board of Directors.

     3. Terms of Employment: Skeen's term of employment under this Agreement shall commence on the Effective Date and shall terminate on the last day of the calendar month which is thirty-six (36) calendar months after the Effective Date, unless further extended as hereinafter set forth. Commencing on each successive anniversary of the Effective Date, the Agreement shall automatically be extended for an additional twelve (12) months without further action by either party unless one party provides the other sixty (60) days' written notice that such party does not wish to extend the term of this Agreement.

     4. Extent of Service: Skeen shall devote such time and attention as is required to perform his obligations under this Agreement and will at all times faithfully and industriously, consistent with his ability, experience and talent, perform his duties hereunder.

     5. Compensation: During the term of this Agreement, Company agrees to pay to Skeen, and Skeen agrees to accept from Company, in full payment for services rendered by Skeen and work to be performed by him under the terms of this Agreement, the following:

           A. An annual base salary of Two-Hundred Ninety Five Thousand Dollars ($295,000) shall be paid to Skeen. Commencing October 1, 1998 and each October 1 thereafter, the amount of Skeen's base salary shall be increased as determined by the Compensation Committee of the Board of Directors of the Company; provided, however, that in no event shall Skeen's annual base salary be less than the previous year's annual base salary. Skeen's base salary for each year shall be payable to him in accordance with the reasonable payroll practices of the Company as from time to time in effect for executive employees (but in no event less often than monthly).

           B. Skeen shall participate in the Company's Management Incentive Program, or any successor bonus plan or program for management employees. In addition, if the Company maintains an additional executive/management bonus plan, then Skeen's bonus arrangement shall be at least consistent with the provisions of such bonus plan.

           C. Skeen shall be eligible for an additional annual bonus under an executive performance bonus plan currently known as Senior Management Incentive Plan for so long as the Board of Directors determines to maintain such plan. Under such plan, each calendar year, Skeen shall be entitled to receive a bonus equal to specified percentage of base salary upon the attainment of certain pre-established goals. The maximum bonus under this plan assuming all goals are met will not be less than 100% of base salary. Such goals and percentage of salary shall be determined by the
Compensation Committee of the Board of Directors of the Company prior to the commencement of each plan year. The bonus amount each year shall be paid in a single cash lump sum paid at the time period provided under such plan, at the same time as paid to other eligible employees, and generally no later than 90 days after the end of the plan period.

      D. Skeen will be entitled to deferred compensation ("Deferred Compensation") as described in this section. The Company will make Deferred Compensation contributions at the rate of fifty percent (50%) of Skeen's annual base salary. Deferred Compensation will be based on Skeen's annual base salary in effect on October 1 in each year beginning 1998, and will be payable as of October 1 in each year beginning 1998. Such contributions will be applied toward funding such deferred compensation program as the Company and Skeen may agree to from time to time, consistent with the funding and vesting provisions of this Agreement.

The method of funding of Deferred Compensation, and the timing of the actual payment of contributions, shall be agreed between the Company and Skeen from time to time. As of the date hereof, the Deferred Compensation program is provided under a split dollar life insurance arrangement with Phoenix Home Life Mutual - (the "Split Dollar Agreement". The Company may implement a substitute Deferred Compensation plan not tied to a Split Dollar Agreement so long as (1) the amount contributed by the Company on Skeen's behalf equals the amount set forth herein, and (2) the vesting schedule, credit for Years of Service, and terms of distribution are all at least as favorable to Skeen as set forth herein. The Company shall continue to abide by the terms of the Split Dollar Agreement with Skeen previously executed the 29th day of December, 1995, which shall provide for a split dollar plan for a policy of insurance upon the life of Skeen in a face amount to be mutually agreed upon between Skeen and the Company. For so long as the Split Dollar Agreement shall serve as the deferred compensation program under this Agreement, the following terms shall apply:

           (i) Skeen shall be the owner of the policy under the Split Dollar Agreement and will have the right to designate his beneficiary with respect to proceeds of the policy payable upon his death; provided, however, that notwithstanding the foregoing, the Company shall have a collateral assignment of the policy as security for the repayment of the amounts contributed by the Company toward the payment of premiums for the policy.

           (ii) The Company shall, except as provided in Paragraph 5D(iii) below, each year as required under the Split Dollar Agreement and the related policy, pay, on or before the due date(s) under the terms of the policy, the entire amount of the annual premium due on the policy acquired pursuant to the terms of the Split Dollar Agreement. The annual premium due on the policy will be the amount of the Company's contribution to deferred compensation calculated as described above.

           (iii) The "Deferred Compensation Ending Date" shall mean the date of termination of Skeen's employment if Skeen's employment with the Company is terminated at any time under circumstances that do not entitle him to Severance Compensation pursuant to Section 10 of this Agreement, or shall mean the last day of the Severance Period (as defined in Section 10) if Skeen is entitled to Severance Compensation. During a Severance Period, Deferred Compensation shall continue pursuant to the terms of 10.E.(iii) hereof. Upon the Deferred Compensation Ending Date, the following shall occur:

               (a) The applicable vested percentage of Skeen's interest in Deferred Compensation shall be calculated as provided herein. Skeen will be entitled to receive the deferred compensation benefit provided under such deferred compensation program only to the extent he is vested in the Company's contributions. Vesting will be based upon "Years of Service", with Skeen to be credited with one Year of Service for completion of each twelve (12) consecutive month period of employment with the Company beginning January 1, 1996 and ending on the Deferred Compensation Ending Date. (That is, Skeen will be credited with Years of Service for any applicable Severance Period, as further provided in Section 10.E.(iv) hereof.)
          Skeen will become vested in the deferred compensation based on the following schedule:


              YEARS OF SERVICE    PERCENTAGE VESTED

                 Less than 4              0%
          At least 4 but less than 5     25%
          At least 5 but less than 6     35%
          At least 6 but less than 7     50%
          At least 7 but less than 8     65%
          At least 8 but less than 9     80%
                  At least 9             100%

          In the event of a Change in Control (as defined in Paragraph 8.C. of this Agreement) of the Company, Skeen shall become immediately 100% vested in his Deferred Compensation amount notwithstanding the above vesting schedule.

               (b) The Split Dollar Agreement shall continue in full force and effect and survive separate and apart from this Agreement; provided, however, that the Company shall, at its election, have no further obligation to pay any premium on the policy under the Split Dollar Agreement which has a due date after the Deferred Compensation Ending Date and such obligation shall be transferred to Skeen.

               (c) The Company shall pay to Skeen whatever "Deferred Compensation" amount is equal to the applicable vested percentage of the total policy premiums paid by the Company pursuant to the Split Dollar Agreement. The Company shall make this payment within thirty (30) days following the Deferred Compensation Ending Date by releasing its interest in the policy, or a portion thereof, on Skeen's life acquired pursuant to the terms of the Split Dollar Agreement, or any or all of the paid up additions standing to the credit of such policy, if any, such that such released interest equals the Deferred Compensation amount paid to Skeen pursuant to this Paragraph 5D. The Company agrees that the amount of any such release of interest by the Company shall reduce the amount of "Liabilities" (as such term is defined in the Agreement of Assignment of Life Insurance Death Benefit As Collateral entered into between Skeen and the Company in connection with the Split Dollar Agreement) owed to the Company in connection with the Split Dollar Agreement and related Collateral Assignment Agreement. Accordingly, the Company also agrees to reduce to such extent its collateral assignment of the policy pursuant to the Split Dollar Agreement and related Collateral Assignment Agreement.

     E. The Company may pay Skeen discretionary compensation, bonuses and benefits in addition to those provided for herein in such amounts and at such times as the Compensation Committee of the Board of Directors of the Company shall determine.

      6.  Benefits:

           A. The Company shall pay for or provide Skeen such vacation time and benefits, including but not limited to, coverage under Company's major medical, accident, health, dental, disability and life insurance plans, as are made available to other executive employees of Company generally (and, to the extent provided by such policies, to Skeen's dependents).

          B. The Company agrees to promptly reimburse Skeen for any otherwise unreimbursed premiums and/or uncovered medical expenses up to $10,000 per calendar year under a written medical reimbursement plan maintained for Skeen and other key executive employees. If such payments are taxable to Skeen, the Company shall pay Skeen a gross-up equal to the estimated income, FICA and Medicare taxes due with respect to such reimbursement, with federal and state income taxes being estimated at the highest marginal rates.

          C. Skeen shall be eligible to participate in any profit sharing plan, employee stock ownership plan or other qualified retirement plan adopted by Company to the same extent as other executive employees of Company. Skeen shall also be eligible to participate in any stock option, stock appreciation rights or stock purchase plans or programs or nonqualified deferred compensation arrangements of Company, which participation shall be at levels at least equal in value to such benefits provided by Company to other key executive employees of Company.

      7. Reimbursement of Expenses: The Company agrees to promptly reimburse Skeen, within fifteen (15) days after presentation of receipts and other appropriate documentation, for all reasonable, ordinary and necessary travel costs and other necessary expenses incurred by Skeen in performing his duties pursuant to this Agreement.

     8.   Stock Options:

          A. Company agrees to continue in force a stock option plan or one which is substantially similar to the existing plan ("Stock Option Plan"), which has been approved by the shareholders of the Company and, on the first business day in each January commencing in January, 1999, and (subject to the provisions of Paragraph 10.A.(vii)) continuing so long as Skeen is employed by the Company to grant Skeen options under the Stock Option Plan to purchase not less than 100,000 shares of the common stock of ACAH at the price per share at the closing of the trading market on
the  last  business date prior to such grant.   The  Company
also agrees to approve the issuance of such additional shares as are necessary to enable Skeen to exercise such options. The Company will not be required to reserve shares from existing plans to cover future obligations under this
paragraph,  but  will  use  reasonable  efforts  to   obtain
shareholder approval as necessary from time to time to make a sufficient number of additional shares available on a
timely   basis,  and  will  provide  Skeen  with  equivalent
alternative compensation should approval not be obtained. The terms of the grant of such options granted after January 1, 1998 shall provide that (a) Skeen's right to exercise such options shall vest and become exercisable over the five-year period beginning on the date of each grant at the rate of one-fifth per year (i.e., one-fifth shall vest and become exercisable on the first anniversary of the grant) so long as Skeen is employed by the Company, (b) Skeen's right to exercise such options to purchase the entire number of shares covered thereby shall become immediately 100% vested in the event there is a Change in Control (as hereinafter defined) or in the event Company shall otherwise become obligated to provide Skeen with Severance Compensation as provided in Paragraph 10.e. herein, (c) such options shall be exercisable for ten (10) years after the date of the grant so long as Skeen is employed by the Company and (d) Skeen shall have the right to exercise such vested options within ninety (90) days following any termination of Skeen's employment except that in the case of termination of
employment   for  which  Skeen  is  entitled  to  "Severance
Compensation" as provided herein, in which case the terms of Paragraph 10.E.(iii) shall apply.

           B. In addition to the foregoing, if the Company in the exercise of its discretion, shall grant Skeen any additional stock options, such options shall contain terms and conditions which are at least as favorable to Skeen as those set forth in this Paragraph 8. All outstanding options previously issued to Skeen prior to the Effective Date of this Amended and Restated Severance Agreement shall also be subject to the foregoing terms, except that options granted on or before December 31, 1997 shall vest over three years at the rate of one-third per year and except that no such terms shall be applicable to options intended to qualify as Incentive Stock Options if and to the extent such terms would be deemed to result in a "material modification" of such options (for example, Skeen will not be entitled to more than 90 days to exercise such options following any termination of employment other than on account of death or disability, in which case he will be entitled to one year to exercise such options).

     C. For purposes of this Agreement, a "Change in Control" shall be deemed to occur on the earliest of (a) an acquisition (other than directly from Company) of any securities of Company entitled to vote for the election of Directors (the "Voting Securities") by any "person or group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) other than an employee benefit plan of Company, immediately after which such person has "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of more than thirty percent (30%) of the combined voting power of Company's then outstanding Voting Securities; (b) announcement by any "person or group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) of its acceptance for payment of securities tendered pursuant to a tender offer or exchange offer initiated by such person owning or representing securities constituting more than twenty percent (20%) of the combined voting power of Company's then outstanding Voting Securities; (c) the approval by the Company's stockholders of (1) a merger, consolidation or reorganization involving Company or a transfer of substantially all of the assets of Company (other than to an entity or entities owned by Company), unless the company resulting from such merger, consolidation or reorganization or the company to which such assets are transferred (the "Surviving Corporation") shall adopt or assume this Agreement and the stockholders of Company immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least eighty percent (80%) of the combined voting power of the Surviving Corporation in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or (2) a complete liquidation or dissolution of Company; or (d) persons who on the date of this Agreement are directors of Company, together with people nominated by a majority of them or by persons who were nominated by them, cease for any reason to constitute a majority of Company's Board of Directors.

     9. Deductions: Deductions shall be made from Skeen's compensation for social security, Medicare, federal, state and local withholding taxes, and any other such taxes as may from time to time be required by any governmental authority.

     10. Termination: Skeen's employment with the Company shall be terminated only in accordance with the following provisions:

          A.   Disability.

               (i) In the event Skeen shall become mentally or physically disabled so as to have been unable to perform his duties hereunder for twelve (12) consecutive months, subject to Skeen's right to return to work as provided below, Company shall have the right to terminate Skeen's employment with Company upon the expiration of such twelve
(12) month period; provided, however, that upon any such termination Company shall be obligated to provide Skeen with Severance Compensation as provided in Paragraph 10.E. herein. Such twelve-month period shall be deemed to have commenced on the date when Skeen is first unable to perform his duties on a substantially full-time basis because of mental or physical disability and shall end on the date on which Skeen shall return to the substantial full-time performance of his duties. If at the expiration of such twelve (12) month period, the Company shall desire to terminate Skeen on the basis of disability, it shall give written notice to him. Skeen's employment shall thereafter be terminated if he does not return to substantial full-time performance of his duties within ten (10) calendar days after such notice is given.

                (ii)  Nothing  contained  herein  shall   be
construed to affect Skeen's rights under any disability insurance or similar policy, whether maintained by the Company, Skeen or another party. The Company may utilize a disability policy to fund, in whole or in part, the compensation that would be due to Skeen during the term of or in the event of a disability, in which case the proceeds of the policy would not be in addition to any compensation otherwise payable to Skeen.

                (iii)      For  purposes of this  Agreement,
Skeen shall be deemed to be disabled when he shall have been absent from his duties because of sickness, illness, injury or other physical or mental infirmity on a substantially full-time basis. In the event of a dispute as to whether Skeen is disabled, the issue of the determination of disability shall be submitted to a Board of Arbiters for a binding decision under the procedures set forth in Paragraph 10.A.(v) below.

                 (iv)At  the  end  of any disability  (other
than a disability that results in the termination of Skeen's employment with the Company), Skeen shall return to work and this Agreement shall continue as though such disability had not occurred.

               (v)   If  there  is a dispute as  to  whether
Skeen  is  subject  to any disability, the  issue  shall  be submitted to a Board of Arbiters (whose decision shall be binding on the Company and Skeen) consisting of three persons: one physician who specializes in the physical or mental disability in dispute (hereinafter referred to as a "Specialist") shall be appointed on behalf of Company by the Board of Directors of Company (with Skeen having no vote on this question); a second Specialist shall be appointed by Skeen and a third Specialist shall be appointed by the two Specialists so appointed. The decision of a majority of such Specialists shall be binding upon the parties hereto. If a majority of the Specialists determines that Skeen is not subject to any disability for purposes of this Agreement, Skeen shall return to work under the provisions hereof. Such Specialists may physically examine Skeen, who hereby consents to such examination and to make available any pertinent medical records. The cost of such Specialists shall be paid by Company.

                (vi)  If  it  is determined that  Skeen  can
return to work hereunder on a part-time basis, the parties agree to use good faith efforts to negotiate the terms of Skeen's return to work.

               (vii) During any period in which Skeen is disabled but his employment shall not have been terminated, Skeen shall continue to receive his base salary and any applicable bonus, and shall continue to receive all benefits as an employee and as provided herein generally. Any options previously granted shall continue to vest, but no new options shall be issued to Skeen.

               (viii) During any period in which Skeen is disabled but his employment shall not have been terminated, Skeen shall continue to be credited with Years of Service for purposes of vesting of Deferred Compensation as set forth in Paragraph 5.D.

          B.   Death.

                (i)   Skeen's employment with Company  shall
terminate immediately upon Skeen's death; provided, however, that Company shall be obligated to provide the Severance Compensation as specified in Paragraph 10.E. herein to Skeen's estate, heirs or beneficiaries.

                 (ii)  Nothing  contained  herein  shall  be
construed to affect Skeen's rights under any life insurance or similar policy, whether maintained by Company, Skeen or another party. The Company may utilize a life insurance policy to fund, in whole or in part, the Severance Compensation that would be payable in the event of Skeen's death, in which case the proceeds of any such policy other than the Split Dollar Agreement would not be in addition to any Severance Compensation otherwise payable under this Paragraph 10.B.

          C.   Termination by Skeen.

               (i) Without Good Reason. Skeen may, without "Good Reason" (as hereinafter defined), terminate his employment by giving to Company sixty (60) days' written notice by Certified Mail, Return Receipt Requested, at the office of Company, and such termination shall be effective on the sixtieth (60th) day following the date of such notice (the "Termination Date"). In such event, Skeen (i) shall continue to render his services up to the Termination Date if so requested by Company and (ii) shall be paid his regular base salary and shall receive all benefits up to the Termination Date. Skeen will be entitled to payment of any bonus due but not yet paid for prior bonus periods, and for a pro-rata bonus amount for the bonus period in which the termination occurs pursuant to this Paragraph 10.C.(i) but will not be entitled to Severance Compensation or to any other compensation, bonus or fringe benefits accrued after the Termination Date. The bonus payable to Skeen will be paid at the same time it would have been paid had Skeen's employment not been terminated, will be based on the achievement of targets for the entire bonus period without regard to interim results as of the termination date, and will be paid pro-rata based on the number of full months Skeen was employed within the bonus period divided by the total number of months in the bonus period.

                (ii)  With Good Reason.  Skeen may terminate
his employment with Company immediately for Good Reason. In the event Skeen's employment with Company is terminated by Skeen for Good Reason, Company shall be obligated to provide Skeen with Severance Compensation as provided in Paragraph 10.E. herein". Good Reason" shall mean any of the following (without Skeen's express prior written consent):

                    (a)   The assignment to Skeen by Company
of duties inconsistent with Skeen's positions, duties, responsibility and status with Company, or any removal of Skeen from or any failure to re-elect Skeen to his positions, including his position as a member of the Company's Board of Directors (except in connection with the termination of his employment for disability, death or for cause as provided herein), unless cured within fifteen (15) days of Skeen giving written notice thereof to the Company.

                    (b)   Any material adverse change in any
benefit plan or arrangement in which Skeen is participating and which is not applicable generally to other key executive employees of Company who participate in such plan or arrangement), unless cured within fifteen (15) days of Skeen giving written notice thereof to the Company.

                     (c)  Skeen's relocation outside of  the
Washington D.C./ Northern Virginia region without his consent, except for required travel by Skeen on Company business; provided, however, that if the Board of Directors of Company determines to relocate Company's principal executive offices, Company shall pay all of Skeen's reasonable moving and other relocation expenses, the Board of Directors shall make such adjustments in Skeen's salary as it reasonably deem necessary to reflect the increased costs of living in the new location, and Skeen shall be obligated to perform his services generally at such new location and such relocation shall not constitute "Good Reason" hereunder.

                    (d)   Any material breach by Company  of
any provisions of this Agreement which is not cured by Company within fifteen (15) days of Skeen giving written notice thereof to the Company.

                    (e)  Except in the case of disability or
death,  any  purported termination of Skeen's employment  by the  Company  which is not effected pursuant to  sixty  (60)
days' prior written notice of termination.

                     (f)   Any termination by Skeen  of  his
employment with the Company which is effected as a result of, in connection with or within twelve (12) months following a "Change in Control" as defined and determined under Paragraph 8.C. of this Agreement.

          D.   Termination by Company.

                (i)   Without  Cause.  Company may,  without
cause, terminate Skeen's employment under this Agreement at any time by giving Skeen sixty (60) days' written notice thereof, and such termination shall be effective on the sixtieth (60th) day following the date such notice is given (said 60th day, the "Termination Date"). Company shall be obligated to provide Skeen with Severance Compensation as provided in Paragraph 10.E. herein. At the option of Company, Skeen's employment shall be immediately terminated upon the Company giving such notice, in which case Skeen shall continue to receive his full base salary and related fringe benefits through the Termination Date. Notwithstanding any provision of this Agreement to the contrary, any termination of Skeen's employment by the Company, for any reason or no reason, within one year following a "Change in Control", as defined and determined under Paragraph 8.C. of this Agreement, shall automatically be deemed to be a termination without cause.

               (ii) For Cause. Company may terminate Skeen's employment under this Agreement immediately for "cause." In such event, Skeen will be entitled to payment of a pro-rata bonus amount to the date of termination of employment, but will not be entitled to Severance Compensation or to any other compensation, bonus or fringe benefits accrued after the date of termination of employment. The bonus amount payable to Skeen will be calculated in the same fashion as in the case of termination by Skeen without good reason, as set forth in Paragraph 10.C.(i) above. Cause shall be defined as any of the following: (i) willful unauthorized misconduct in the material performance of Skeen's duties hereunder, (ii) commission of an act of theft, fraud or dishonesty by Skeen, which act is materially harmful to Company, (iii) material breach of any provision of this Agreement if such breach has not been cured by Skeen (or if Skeen has not compensated the Company for such breach by payment of an amount deemed reasonable by the Company if the breach cannot be cured) within fifteen (15) days after the Company gives Skeen written notice of such breach. Any termination under this Paragraph 10.D.(ii) shall take effect immediately upon the Company giving Skeen written notice thereof.

          E. Severance Compensation. "Severance Compensation" is defined as all of the compensation and benefits described in this Paragraph 10.E. It will be provided to Skeen upon the occurrence of any of the events described elsewhere in this Agreement as providing for Skeen's receipt of Severance Compensation, but not in any other circumstances except to the extent that individual components of Severance Compensation may be separately provided pursuant to the terms of this Agreement. "Termination Date" is defined as the last day of Skeen's employment with the Company. "Severance Period" is defined as the period beginning on the day following the Termination Date and ending on the day which is three years following the Termination Date. The compensation and benefits to be provided as Severance Compensation are as follows:

               (i) Severance Pay. Throughout the Severance Period, Skeen will receive severance pay at the rate of 100% of his annual base salary in effect at the time of his termination, to be paid on the Company's regular payroll payment dates at the same time and in the same fashion as the Company's regular payroll payments.

               (ii) Bonus. The Company shall pay to Skeen a one-time bonus equal to three times the highest annual bonus received by Skeen during any one of the five years immediately preceding the year in which the Termination Date occurs. This bonus will be paid within thirty days following the Termination Date. It shall be considered to be full compensation for all amounts due to Skeen for bonus plans in which he was participating as of the Termination Date, and he shall not be entitled to any further payments under any of said plans during the Severance Period or thereafter. Notwithstanding the above, any bonus due to Skeen for years (or other applicable bonus period) completed prior to the Termination Date but not yet paid shall be paid in addition to the bonus described herein.

               (iii)     Stock Options.  All options to
purchase shares of ACAH stock that have been granted to Skeen shall become 100% vested as of the Termination Date. All options that would have been granted to Skeen in the future pursuant to Paragraph 8.A. hereof shall not be granted if the date on which they would have been granted occurs after the Termination Date, even though said date may occur during the Severance Period. Skeen (or, in the case of death, his estate or his beneficiaries) shall have the right to exercise such vested options until the earlier of the original expiration date of said option, or a date determined as follows: (a) for options not intended to qualify as Incentive Stock Options, Skeen shall have the right to exercise vested options any time prior to the end of the Severance Period; (b) for options intended to qualify as Incentive Stock Options where termination is caused by reasons other than his death or disability, Skeen shall have the right to exercise within 90 days following termination of his employment; (c) for options intended to qualify as Incentive Stock Options where termination is caused by his death or disability, Skeen (or his estate or his beneficiaries) shall have the right to exercise within one year following termination of his employment.

               (iv) Deferred Compensation.  The Deferred
Compensation program will continue throughout the Severance Period, including Skeen's accumulation of Years of Service for vesting purposes, and including the Company's continuation of contributions. The Split Dollar Agreement shall continue in full force and effect through the Severance Period and shall survive separate and apart from this Agreement, and the Company's obligation to pay all premiums pursuant to this Agreement shall continue in accordance with the terms of the Split Dollar Agreement for the Severance Period. At the end of the Severance Period, Skeen shall receive his vested interest and any obligation to pay premiums shall be transferred to Skeen. Alternatively, the Company may elect to pay such amounts to Skeen as would be payable during the Severance Period by the Company under the Deferred Compensation program in a single lump sum payment within fifteen (15) days after the Termination Date.

               (v)  Insurance Programs.  Coverage under the
Company's major medical, accident, health, dental, disability and life insurance plans as from time to time provided to other executive employees of the Company (and, to the extent provided by such policies, to Skeen's dependents) shall continue to be paid for by the Company during the Severance Period, or, in the event of Skeen's termination following a Change of Control of the Company as defined in Paragraph 8.C., for the longer of the Severance Period or the remainder of Skeen's life. Provided, however, if such coverage cannot be continued during the Severance Period or until Skeen's death, as the case may be, under the terms of such policies or plans, the Company shall reimburse Skeen for the cost of comparable coverage under individually obtained policies or for COBRA coverage, or shall make other arrangements to assure that Skeen has comparable coverage.

               (vi) Vacation. Vacation shall not continue to accrue after the Termination Date under any circumstances.

               (vii)     Executive Medical Reimbursement
Plan. Throughout the Severance Period, the Company will continue to promptly reimburse Skeen for any otherwise unreimbursed premiums and/or uncovered medical expenses up to $10,000 per calendar year under a written medical reimbursement plan maintained for the Company's key executive employees, including the tax gross-up, if applicable.

               (viii)    Travel Benefits.  Skeen and his
wife shall be provided with free travel on the Company's planes or on the planes of any successor in interest to the Company on a positive space basis. These travel benefits will be provided throughout the Severance Period, or, in the event of a Change of Control of the Company as defined in Paragraph 8.C., for the longer of the Severance Period or the remainder of Skeen's life. Skeen shall not be entitled to travel benefits on any other airline.

               (ix) Deductions for Taxes. Any compensation due to Skeen hereunder will be subject to deductions for social security, federal and state withholding taxes, and any other such taxes as may from time to time be required by governmental authority.

               (x)  Notwithstanding any provision to the
contrary in this Agreement, if any part of the payments provided for under or pursuant to this Agreement (the "Agreement Payments"), together with all payments in the nature of compensation to or for the benefit of Skeen under any other arrangement, would if paid constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the amount payable to Skeen under or pursuant to this Agreement in such circumstances shall be subject to the following sentence of this Paragraph 10.E(x). If (i) the value of the Agreement Payments plus the value of all other payments to or for the benefit of Skeen that constitute "parachute payments," minus the amount of any excise taxes payable under Code
Section 4999 with respect to such payments and the amount of any similar or comparable taxes payable only in connection with a change in control, is greater than (ii) the greatest value of payments in the nature of compensation contingent upon a change in control that could be paid at such time to or for the benefit of Skeen and not constitute a "parachute payment" (the "Alternative Payment"), then the Agreement Payments shall be payable to Skeen; otherwise, only the Alternative Payment shall be payable to Skeen.

     11. Assignment: This Agreement, as it relates to the employment of Skeen, is a personal contract and the rights and interests of Skeen hereunder may not be sold, transferred, assigned, pledged or hypothecated. However, this Agreement shall inure to the benefit of and be binding upon Company and its successors and assigns including, without limitation, any corporation or other entity into which Company is merged or which acquires all or substantially all of the outstanding common stock or assets of Company. At any time prior to a Change in Control, Company may provide, without the prior written consent of Skeen, that Skeen shall be employed pursuant to this Agreement by any of its affiliates instead of or in addition to Company, and in such case all references herein to the "Company" shall be deemed to include any such entity, provided that (i) such action shall not relieve Company of its obligation to make or cause an affiliate to make or provide for any payment to or on behalf of Skeen pursuant to this Agreement, and (ii) Skeen's duties and responsibilities shall not be significantly diminished as a result thereof. Unless otherwise agreed to by Skeen, Company shall provide that Skeen shall be employed pursuant to this Agreement by any other entities to which ACAH or ACA may after the date of this Agreement transfer or assign any of the operations or businesses operated by either of them as of the date of this Agreement, and in such case all references herein to the "Company" shall be deemed to include any such entities, provided that such action shall not relieve Company of its obligation to make or cause an affiliate to make or provide for any payment to or on behalf of Skeen pursuant to this Agreement. The Board of Directors may assign any or all of its responsibilities hereunder to any committee of the Board, in which case references to the Board of Directors shall be deemed to refer to such committee.

      12. Invalid Provisions: The invalidity of any one or more of the paragraphs or provisions of this Agreement shall not affect the reasonable enforceability of the remaining paragraphs or provisions of this Agreement, all of which are inserted herein conditionally upon being valid in law; and in the event one or more of the paragraphs or provisions contained herein shall be invalid, this instrument shall be construed as if such invalid paragraphs or provisions had not been inserted or, alternatively, said paragraphs or provisions shall be reasonably limited to the extent that the applicable court interpreting the provisions of this Agreement considered to be reasonable.

      13. Specific Performance: The parties hereby agree that any violation by Skeen of the covenants and agreements contained herein shall cause irreparable damage to Company, and Company may, as a matter of course, enjoin and restrain said violation by Skeen by process issued out of a court of competent jurisdiction, in addition to any other remedies that said court may see fit to award.

     14. Binding Effect: All the terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

     15. Attorneys' Fees: Company shall pay all legal fees incurred by Skeen in connection with the preparation of this Agreement promptly after submission of a bill therefor. In the event an action is taken by either party to enforce this Agreement or resolve a dispute in connection herewith, the prevailing party shall be entitled to recover the costs incurred with the prosecution and defense of such action, including reasonable attorney's fees.

       16.    Waiver  of  Breach  or  Violation  Not  Deemed
Continuing: The waiver by either party of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach hereof.

     17. Entire Agreement; Law Governing: This Agreement supersedes in its entirety any and all other agreements (specifically including any earlier versions of this Severance Agreement), either oral or in writing, between the parties hereto with respect to the subject matter hereof, by and between Company and Skeen, and contains all the covenants and agreements among the parties with respect to such subject matter. This Agreement shall be construed in accordance with the laws of the Commonwealth of Virginia. Skeen hereby acknowledges that he was represented by counsel of his choosing in the drafting and negotiation of this Agreement and that he reviewed this Agreement with and was advised as to each of the terms thereof by such counsel. In interpreting this Agreement, a court shall not treat either party as the draftsman of the Agreement.

     18.    Paragraph  Headings:   The  Paragraph   headings
contained in this Agreement are for convenience only and shall in no manner be construed as a part of this Agreement.

     19. Release by Skeen. In the event of a termination of employment by Skeen that results in the payment of Severance Compensation to him pursuant to the terms of this Agreement, in consideration for such Severance Compensation, Skeen hereby agrees to execute a full and complete release to the Company releasing any and all claims that he may have against the Company including any claims relating to his termination of employment.

     20. Notices. All notices permitted or required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been sufficiently given, subject to the further provisions of this Section 20, for all purposes when presented personally to such party (which in the case of notice to the Company, shall be presented to the person holding the office or offices identified below) or sent by facsimile transmission, any national overnight delivery service, or certified or registered mail, to such party at its address set forth below:

          If to Skeen, to the most recent address indicated for Skeen's residence in the personnel records of Company, unless Skeen gives written notice that such notices are to be delivered to another address.

          If to ACA or the Company:

          Atlantic Coast Airlines Holdings, Inc.
          Atlantic Coast Airlines
          515A Shaw Road
          Dulles, VA  20166
          Attention:  General Counsel or Corporate Secretary
          Fax No. (703) 925-6294

Such notice shall be deemed to be given and received when delivered if delivered personally, upon electronic or other confirmation of receipt if delivered by facsimile transmission, the next business day after the date sent if sent by a national overnight delivery service, or five (5) business days after the date mailed if mailed in the continental United States by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

A copy of any notice given to Skeen shall be sent to:

          Robert E. Madden
          Carr Goodson Lee & Warner
          1301 K Street, NW
          Suite 400, East Tower
          Washington, DC  20005-3300
          Fax No. (202) 310-5555
      IN WITNESS WHEREOF, the Company has hereunto caused this Agreement to be executed by a duly authorized officer and Skeen has hereunto set his hand as of the day and year first above written.

WITNESS:



________________________________
_____________________________
                                   Kerry B. Skeen

                                   COMPANY:

ATTEST:                            ATLANTIC COAST AIRLINES



_______________________________                          BY:
_________________________
Richard J. Kennedy,                C. Edward Acker,
Secretary                                Chairman   of   the
Board


ATTEST:                                 ATLANTIC COAST
                                   AIRLINES HOLDINGS, INC.



_______________________________                          BY:
_________________________
Richard J. Kennedy,                C. Edward Acker,
Secretary                          Chairman of the Board